Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Amendment No. 3 to the Form SB-2 Registration Statement of Uroplasty, Inc. (Registration No. 333-128313) on Form S-3 of our report dated June 27, 2006, relating to the March 31, 2006 consolidated financial statements of Uroplasty, Inc. and Subsidiaries, appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the heading “Experts” in such Prospectus.
/s/ MCGLADREY & PULLEN, LLP
Minneapolis, Minnesota
December 15, 2006